Exhibit 99.2

                                                            NORTEL NETWORKS Logo

News Release


www.nortelnetworks.com


FOR IMMEDIATE RELEASE                 June 15, 2001


For more information:

Business Media:                                                                         Investors:
Andy Lark                   David Chamberlin              Tina Warren                   888-901-7286
972-685-7854                972-685-4648                  905-863-4702                  905-863-6049
larka@nortelnetworks.com    ddchamb@nortelnetworks.com    tinawarr@nortelnetworks.com   investor@nortelnetworks.com


Nortel Networks Obtains US$2.0 Billion in Additional Committed Credit Facilities

TORONTO - Nortel Networks* [NYSE/TSE: NT] today announced that it has entered into agreements for US$2.0 billion in additional committed credit facilities through affiliates of J.P. Morgan Chase & Co. and Credit Suisse First Boston.

The new credit facilities provide for borrowing by Nortel Networks Limited and Nortel Networks Inc. (the principal operating subsidiaries of Nortel Networks Corporation), are unsecured, and have a term of 364 days (with the borrowers having the option to extend for one year the repayment of all outstanding loans at the end of the initial term).

Nortel Networks is a global Internet and communications leader with capabilities spanning Optical, Wireless, Local, Personal Internet and eBusiness. The Company serves carrier, service provider and enterprise customers globally. Today, Nortel Networks is creating a high-performance Internet that is more reliable and faster than ever before. It is redefining the economics and quality of networking and the Internet, promising a new era of collaboration, communications and commerce. Visit us at www.nortelnetworks.com.


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Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of Nortel Networks to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of Nortel Networks to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of the credit risks of our customers; the entrance by Nortel Networks into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in Nortel Networks having to pay substantial penalties or liquidated damages; the impact of increased provision of customer financing and commitments by Nortel Networks; potentially higher costs actually incurred in connection with restructuring actions compared to the estimated costs of such actions; and the inherent uncertainties underlying the estimates and assumptions used in calculating asset valuations. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of
Nortel Networks.